UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

Beyond Air, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38892	47-3812456
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of principal executive offices)

516-665-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 14, 2025, Beyond Air, Inc. (the “Company”) entered into an At-The-Market Equity Offering Sales Agreement (the “Agreement”) with BTIG, LLC (the “Agent”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $35,000,000 through the Agent as its sales agent. The issuance and sale, if any, of Common Stock by the Company under the Agreement will be pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-284653) filed with the Securities and Exchange Commission (the “SEC”) on January 31, 2025 (the “Registration Statement”) and declared effective by the SEC on February 10, 2025, the prospectus supplement relating to the Offering filed with the SEC on February 14, 2025 (the “February 2025 Prospectus Supplement”), and any applicable additional prospectus supplements related to the offering that form a part of the Registration Statement. Due to the offering limitations applicable to the Company under General Instruction I.B.6. of Form S-3 and the Company’s public float calculated in accordance therewith as of February 14, 2025, and in accordance with the terms of the Agreement, the February 2025 Prospectus Supplement registers the sale of shares of Common Stock having an aggregate gross sales price of up to $9,892,518. If the Company’s public float increases such that it may sell additional amounts under the Agreement and the Registration Statement, the Company will file another prospectus supplement prior to making additional sales.

Subject to the terms and conditions of the Agreement, the Agent may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended. The Agent will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agent a commission equal to up to three percent (3%) of the gross sales proceeds of any Common Stock sold through the Agent under the Agreement, and also has provided the Agent with certain indemnification rights.

The Company is not obligated to make any sales of Common Stock under the Agreement. The offering of shares of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The opinion of Sichenzia Ross Ference Carmel LLP, the Company’s legal counsel, regarding the validity of the Shares is filed as Exhibit 5.1 hereto. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At-The-Market Equity Offering Sales Agreement, dated as of February 14, 2025
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, INC.

Date: February 14, 2025	By:	/s/ Steven A. Lisi
Steven A. Lisi
Chief Executive Officer